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                                                                       EXHIBIT 5



                         VOTING AND INDEMNITY AGREEMENT



         In connection with the closing of that certain Loan Agreement between Hawker Pacific Aerospace ("Hawker") and Lufthansa Technik AG ("LHT") dated September 20, 2000 (the "Loan Agreement"), Hawker and LHT hereby agree as follows (capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement):

         1. At the next meeting of shareholders of Hawker (the "Shareholders' Meeting"), LHT shall vote all of the Hawker's securities owned by LHT as of the record date for such Shareholders' Meeting ("LHT HPAC Shares") in favor of approving the issuance and grant of the warrant ("Warrant") for 2,500,000 shares of Common Stock of Hawker to LHT.

         2. Hawker will indemnify and hold harmless LHT and its Affiliates and Representatives from any and all losses, claims, damages, liabilities ("Losses") and related costs and expenses, including the fees, charges and disbursements of any counsel for LHT, arising out of, in connection with, or as a result of any of the following: (i) LHT's voting the LHT HPAC Shares in favor of the issuance and grant of the Warrant, (ii) the Warrant not being duly authorized and approved by the Shareholders at the Shareholders' Meeting due to LHT's voting in favor of the issuance and grant of the Warrant, or (iii) other Hawker shareholders voting against such issuance and grant of the Warrant to LHT.

         IN WITNESS WHEREOF, the undersigned have executed this Voting and Indemnity Agreement effective as of September 20, 2000.


                                                   HAWKER PACIFIC AEROSPACE


                                                   By:
                                                      --------------------------
                                                   Name: Philip M. Panzera
                                                   Title:
                                                         -----------------------



                                                   LUFTHANSA TECHNIK AG


                                                   By:
                                                      --------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------

                                                   By:
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                                                   Name:
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                                                   Title:
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